Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3ASR No. 333-197921) of American Homes 4 Rent;

(2)	Registration Statement (Form S-8 No. 333-190349) pertaining to the American Homes 4 Rent 2012 Equity Incentive Plan; and

(3)	Registration Statement (Form S-3ASR No. 333-210103) pertaining to the sale of Class A common shares by selling shareholders;

of our reports dated February 24, 2017, with respect to the consolidated financial statements and schedule of American Homes 4 Rent and the effectiveness of internal control over financial reporting of American Homes 4 Rent included in this Annual Report (Form 10-K) of American Homes 4 Rent for the year ended December 31, 2016.

/s/ Ernst and Young, LLP

Los Angeles, California

February 24, 2017

Consent of Independent Registered Public Accounting Firm

American Homes 4 Rent
Agoura Hills, CA

We hereby consent to the incorporation by reference in the Registration Statement No. 333-197921 on Form S-3ASR and Registration Statement No. 333-190349 on Form S-8 of American Homes 4 Rent (“the Company”) of our report dated February 26, 2016, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, CA

February 24, 2017